Exhibit 99

Granite City Food & Brewery® Reports 35.7% Increase in
Revenue in Third Quarter 2012

Cadillac Ranch and New Granite City Location Continue to Spur Sales Growth

MINNEAPOLIS November 6, 2012 — Granite City Food & Brewery Ltd. (NASDAQ: GCFB), a casual dining restaurant group, today reported results for the third quarter ended September 25, 2012.

Highlights were as follows:

o                 Total restaurant sales increased 35.7% to $31.1 million for the third quarter of 2012 from $22.9 million in the third quarter of 2011

o                 Total restaurant sales increased 28.5% to $90.1 million for the first three quarters of 2012 from $70.1 million in the first three quarters of 2011

o                 Same store sales (SSS) increased 2.5% and 1.9% in the third quarter and first three quarters of 2012 over the comparable periods of 2011, respectively

o                 Restaurant-level Income Before Occupancy (“IBO”) increased $2.4 million and $6.0 million in the third quarter and first three quarters of 2012 over the comparable periods of 2011, respectively

o                 Company recorded approximately $1.8 million and $5.4 million in Adjusted EBITDA in third quarter and first three quarters of 2012, respectively, compared to $0.7 million and $3.0 million in the comparable periods of 2011

“The Company recorded another very strong quarter of operating performance,” said Robert Doran, Chief Executive Officer of Granite City.  “I am proud of our team for staying focused during an extremely busy time period.  In the midst of the recent opening of our Granite City restaurant in Troy, MI, the purchase of the Pittsburgh Cadillac Ranch location, the construction of our upcoming Granite City in Franklin, TN and the signing of leases for new Granite City restaurants in Indianapolis, IN and Cleveland, OH, our team has continued to deliver strong operating margins at our current restaurants.  Our team realizes that strong operating performance further enhances our ability to grow at a faster rate and helps us realize our vision of making Granite City Food & Brewery a national restaurant company.  It has been a great quarter and we are looking forward to finishing the year strong.”

Third Quarter 2012 Financial Results

Total revenue for third quarter 2012 increased by 35.7% to $31.1 million compared to $22.9 million for the third quarter of 2011.  The five Cadillac Ranch restaurants acquired in November and December of 2011 and the one Cadillac Ranch restaurant acquired in May 2012 accounted for approximately $5.9 million of the $8.2 million increase in sales.  Total cost of sales before occupancy was $23.5 million in the third quarter of 2012 or 75.3% of revenue compared to prior year third quarter cost of sales before occupancy of $17.6 million or 76.9% of revenue.

General and administrative expenses were $2.3 million or 7.4% of revenue for the third quarter of 2012 compared to $2.0 million or 8.7% of revenue for the third quarter of 2011.  As this increase was primarily attributable to expenses associated with our Cadillac Ranch acquisitions, we expect similar general and administrative expenses in future months.  However, we believe that the benefit of restaurant, menu and food upgrades and future restaurant unit growth will help to reduce general and administrative expenses as a percentage of revenue.

The net loss for the third quarter of 2012 was $0.9 million compared to a net loss of $1.0 million in the third quarter of 2011. Additional depreciation due to the purchase of Cadillac Ranch assets, expenses related to pre-opening costs, and costs related to the Cadillac Ranch asset acquisitions totaled approximately $0.7 million, thus affecting our net income in the third quarter of 2012.  Net loss per share available to common shareholders was $(0.14) and $(0.26) for the third quarters of 2012 and 2011, respectively.  Net loss per share available to common shareholders in the third quarter of 2012 included $(0.03) attributable to a declared dividend.  There was a weighted average of 8.0 million and 4.7 million shares of common stock outstanding in the third quarters of 2012 and 2011, respectively.

First Three Quarters 2012 Financial Results

Total revenue for the first three quarters of 2012 increased by 28.5% to $90.1 million compared to $70.1 million for the first three quarters of 2011.  The acquired Cadillac Ranch restaurants accounted for approximately $15.9 million of the $20.0 million increase in sales.  Total cost of sales before occupancy was $67.4 million in the first three quarters of 2012 or 74.8% of revenue compared to cost of sales before occupancy in the first three quarters of 2011 of $53.4 million or 76.3% of revenue.

General and administrative expenses were $7.2 million or 8.0% of revenue for the first three quarters of 2012 compared to $5.7 million or 8.2% of revenue for the first three quarters of 2011.

The net loss for the first three quarters of 2012 was $3.1 million compared to a net loss of $1.5 million in the first three quarters of 2011. Additional depreciation due to the purchase of Cadillac Ranch assets, expenses related to pre-opening costs, and costs related to the Cadillac Ranch asset acquisitions totaled approximately $2.4 million, thus affecting our net income in the first three quarters of 2012.  Net loss per share available to common shareholders was $(0.64) and $(1.39) for the first three quarters of 2012 and 2011, respectively.  Net loss per share available to common shareholders in the first three quarters of 2012 included $(0.10) attributable to declared dividends.  There was a weighted average of 5.9 million and 6.0 million shares of common stock outstanding in the first three quarters of 2012 and 2011, respectively.

Outlook

Guidance for fiscal year 2012 is as follows:

•                  Net sales are anticipated to be between $115 million and $125 million.

•                  Adjusted EBITDA is expected to be between $7 million and $8 million. As the reconciliation table below indicates, we derive EBITDA by adding back the following items to operating loss:  net interest expense, non cash compensation, disposal and exit activities and any related gain or (loss), depreciation and amortization, pre-opening costs and any provision for income taxes.  Due to the company having many capital leases, we further reduce EBITDA for the difference between the fixed rent recorded and the actual amount paid for rent expense to generate Adjusted EBITDA.

Third Quarter 2012 Conference Call

The company will host a conference call to discuss its third quarter 2012 financial results on Wednesday, November 7, 2012 at 10:00 a.m. Central Time.  The call may be accessed by 1-800-344-6698 and referencing code 8253647.  A replay of the call will be available for 30 days and may be accessed by calling 1- 888-203-1112 and entering replay code 8253647.

About Granite City

Granite City Food & Brewery Ltd. develops and operates two casual dining concepts:  Granite City Food & Brewery and Cadillac Ranch All American Bar & Grill.  Granite City Food & Brewery is a polished casual American restaurant that features a great dining experience with affordable, high-quality menu items prepared from made-from-scratch recipes, served in generous portions.  There is a brewery onsite, serving hand-crafted and micro brews.  Granite City opened its first restaurant in 1999 and is expanding nationwide; there are currently 27 Granite City restaurants in 13 states.  Cadillac Ranch restaurants feature freshly prepared, authentic, All-American cuisine in a fun, dynamic environment.  Its patrons enjoy a warm, Rock N’ Roll inspired atmosphere, with plenty of room for friends, music and dancing.  The Cadillac Ranch menu is diverse with offerings ranging from homemade meatloaf to pasta dishes, all freshly prepared using quality ingredients.  The Company purchased its first Cadillac Ranch in November 2011 and has since purchased five additional Cadillac Ranch restaurants along with its intellectual property.  The Company currently operates six Cadillac Ranch restaurants in five states.  Additional information about Granite City Food & Brewery can be found at www.gcfb.com.

Forward-Looking Statements, Non-GAAP Financial Measurements and Adjusted Financial Measures

Certain statements made in this press release of a non-historical nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.  Such factors include, but are not limited to, changes in economic conditions, changes in consumer preferences or discretionary consumer spending, a significant change in the performance of any existing restaurants, our ability to continue funding our operations and meet our debt service obligations, and the risks and uncertainties described in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2012.

Additionally, this press release contains certain non-GAAP financial measures, including references to restaurant-level IBO, company-wide EBITDA and adjusted EBITDA.  As compared to the nearest GAAP measurement for our company, restaurant-level IBO represents revenue less cost of food, beverage, labor and restaurant operating costs.  We use restaurant-level IBO and restaurant-level IBO as a percentage of revenue as internal measurements of restaurant-level operating performance. Restaurant-level IBO as we define it may not be comparable to similar measurements used by other companies and is not a measure of performance or liquidity presented in accordance with GAAP.  We believe that restaurant-level IBO is an important component of our financial results because it is a widely used measurement within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance.  We use restaurant-level IBO as a means of evaluating our restaurants’ financial performance compared with our competitors. As compared to the nearest GAAP measurement for our company, company-wide EBITDA represents operating income (loss) with the add-back of depreciation and amortization, net loss (gain) on disposal of assets and exit or disposal costs. We use company-wide EBITDA as a way to measure our overall internal operational performance without restaurant closings and as a means of evaluating our financial performance compared with our competitors.  As compared to the nearest GAAP measurement for our company, adjusted EBITDA represents operating income (loss) with the add-back of net interest expense, pre-opening expenses, acquisition costs, depreciation and amortization, loss (gain) on disposal of assets, exit or disposal costs, non-cash share-based compensation, termination costs and any provision for income taxes, and further adjusts for the difference between the amount of fixed rent recorded on the statements of operations and the actual amount paid for rent expense.  We use adjusted EBITDA as a way to measure our overall internal operational performance without restaurant openings and/or closings and as a means of evaluating our restaurants’ financial performance compared with our competitors.  These non-GAAP measurements should not be used as substitutes for net loss, net cash provided by or used in operations or other financial data prepared in accordance with GAAP. Schedules of reconciliations of restaurant-level IBO, company-wide EBITDA and adjusted EBITDA for the third quarter and first three quarters of 2012 and 2011 are provided herein.

Finally, in order to provide supplemental results of operations information, we have included certain adjusted financial measures. In particular, we have presented various financial metrics for comparable restaurants, which are those restaurants that we have operated for more than 18 months, and our new restaurants which are those restaurants that we have operated for 18 months or less.  The contributions of these groups of restaurants to company-wide performance are set forth herein.

Contacts:	Robert J. Doran	James G. Gilbertson

	Chief Executive Officer	Chief Financial Officer

	(952) 697-2393	(952) 215-0676

Granite City Food & Brewery Ltd.

Condensed Consolidated Statements of Operations

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 25,	September 27,	September 25,	September 27,
	2012	2011	2012	2011

Restaurant revenue	$31,135,288	$22,945,303	$90,072,910	$70,072,350

Cost of sales:
Food, beverage and retail	8,412,835	6,252,503	24,328,465	19,048,008
Labor	10,293,142	7,803,658	29,740,985	23,983,390
Direct restaurant operating	4,749,016	3,583,686	13,340,009	10,410,292
Occupancy	2,573,685	1,858,212	7,351,885	5,250,643
Total cost of sales	26,028,678	19,498,059	74,761,344	58,692,333

Pre-opening	166,582	6,608	915,413	6,608
General and administrative	2,315,538	1,985,543	7,207,083	5,736,591
Acquisition costs	199,560	—	684,745	—
Depreciation and amortization	1,920,425	1,458,486	5,493,719	4,526,246
Exit or disposal activities	15,986	17,660	49,261	(156,900)
Loss (gain) on disposal of assets	144,950	36,340	368,263	(34,619)

Operating income	343,569	(57,393)	593,082	1,302,091

Interest:
Income	—	20	32	4,197
Expense	(1,232,515)	(948,013)	(3,721,455)	(2,824,059)
Net interest expense	(1,232,515)	(947,993)	(3,721,423)	(2,819,862)

Net loss	$(888,946)	$(1,005,386)	$(3,128,341)	$(1,517,771)

Loss per common share, basic	$(0.14)	$(0.26)	$(0.64)	$(1.39)

Weighted average shares outstanding, basic	8,002,478	4,653,852	5,873,258	5,961,102

Selected Balance Sheet Information

	September 25, 2012	September 27, 2011

Cash	2,413,261	2,128,299
Current assets, including cash	5,473,230	4,626,534
Total assets	69,255,511	60,932,417
Current liabilities	12,765,313	13,903,942
Total liabilities	66,751,454	61,769,369
Shareholders’ equity (deficit)	2,504,057	(836,952)

Non-GAAP Reconciliations Q3 2012 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$23,512,565	100%	$7,622,723	100%	$31,135,288	100%

Cost of sales:
Food, beverage and retail	6,339,886	27.0%	2,072,949	27.2%	8,412,835	27.0%
Labor	8,116,007	34.5%	2,177,135	28.6%	10,293,142	33.1%
Direct restaurant operating expenses	3,490,216	14.8%	1,258,800	16.5%	4,749,016	15.3%
Restaurant-level IBO*	$5,566,456	23.7%	$2,113,839	27.7%	$7,680,295	24.7%

Occupancy					2,573,685	8.3%
Pre-opening					166,582
Acquisition costs					199,560
General and administrative					2,315,538	7.4%

Company-wide EBITDA*					2,424,930	7.8%

Depreciation and amortization					1,920,425
Exit or disposal activities, other					160,936

Operating loss					343,569

Interest:
Income					—
Expense					(1,232,515)
Net interest expense					(1,232,515)

Net loss					$(888,946)

Non-GAAP Reconciliations Q3 2012 Adjusted EBITDA

Net loss	$(888,946)

Net interest expense	1,232,515
Exit or disposal activities	15,986
Loss (gain) on disposal of assets	144,950
Depreciation and amortization	1,920,425
Pre-opening	166,582
Acquisition costs	199,560
Termination costs	—
Share-based compensation	77,071
Lease adjustment	(1,045,072)
Adjusted EBITDA*	$1,823,071

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q3 2011 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$22,945,303	100%	$—	N/A	$22,945,303	100%

Cost of sales:
Food, beverage and retail	6,252,503	27.2%	—	N/A	6,252,503	27.2%
Labor	7,803,658	34.0%	—	N/A	7,803,658	34.0%
Direct restaurant operating expenses	3,583,686	15.6%	—	N/A	3,583,686	15.6%
Restaurant-level IBO*	$5,305,456	23.1%	$—	N/A	$5,305,456	23.1%

Occupancy					1,858,212	8.1%
Pre-opening					6,608
Acquisition costs					—
General and administrative					1,985,543	8.7%

Company-wide EBITDA*					1,455,093	6.3%

Depreciation and amortization					1,458,486
Exit or disposal activities, other					54,000

Operating loss					(57,393)

Interest:
Income					20
Expense					(948,013)
Net interest expense					(947,993)

Net loss					$(1,005,386)

Non-GAAP Reconciliations Q3 2011 Adjusted EBITDA

Net loss	$(1,005,386)

Net interest expense	947,993
Exit or disposal activities	17,660
Loss (gain) on disposal of assets	36,340
Depreciation and amortization	1,458,486
Pre-opening	6,608
Acquisition costs	—
Termination costs	—
Share-based compensation	204,539
Lease adjustment	(979,110)
Adjusted EBITDA*	$687,130

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q3 YTD 2012 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$71,430,197	100%	$18,642,713	100%	$90,072,910	100%

Cost of sales:
Food, beverage and retail	19,304,847	27.0%	5,023,618	26.9%	24,328,465	27.0%
Labor	24,496,981	34.3%	5,244,004	28.1%	29,740,985	33.0%
Direct restaurant operating expenses	10,378,303	14.5%	2,961,706	15.9%	13,340,009	14.8%
Restaurant-level IBO*	$17,250,066	24.1%	$5,413,385	29.0%	$22,663,451	25.2%

Occupancy					7,351,885	8.2%
Pre-opening					915,413
Acquisition costs					684,745
General and administrative					7,207,083	8.0%

Company-wide EBITDA*					6,504,325	7.2%

Depreciation and amortization					5,493,719
Exit or disposal activities, other					417,524

Operating loss					593,082

Interest:
Income					32
Expense					(3,721,455)
Net interest expense					(3,721,423)

Net loss					$(3,128,341)

Non-GAAP Reconciliations Q3 YTD 2012 Adjusted EBITDA

Net loss	$(3,128,341)

Net interest expense	3,721,423
Exit or disposal activities	49,261
Loss (gain) on disposal of assets	368,263
Depreciation and amortization	5,493,719
Pre-opening	915,413
Acquisition costs	684,745
Termination costs	85,210
Share-based compensation	223,747
Lease adjustment	(3,013,397)
Adjusted EBITDA*	$5,400,043

 *See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q3 YTD 2011 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$70,072,350	100%	$—	N/A	$70,072,350	100%

Cost of sales:
Food, beverage and retail	19,048,008	27.2%	—	N/A	19,048,008	27.2%
Labor	23,983,390	34.2%	—	N/A	23,983,390	34.2%
Direct restaurant operating expenses	10,410,292	14.9%	—	N/A	10,410,292	14.9%
Restaurant-level IBO*	$16,630,660	23.7%	$—	N/A	$16,630,660	23.7%

Occupancy					5,250,643	7.5%
Pre-opening					6,608
Acquisition costs					—
General and administrative					5,736,591	8.2%

Company-wide EBITDA*					5,636,818	8.0%

Depreciation and amortization					4,526,246
Exit or disposal activities, other					(191,519)

Operating loss					1,302,091

Interest:
Income					4,197
Expense					(2,824,059)
Net interest expense					(2,819,862)

Net loss					$(1,517,771)

Non-GAAP Reconciliations Q3 YTD 2011 Adjusted EBITDA

Net loss	$(1,517,771)

Net interest expense	2,819,862
Exit or disposal activities	(156,900)
Loss (gain) on disposal of assets	(34,619)
Depreciation and amortization	4,526,246
Pre-opening	6,608
Acquisition costs	—
Termination costs	—
Share-based compensation	676,075
Lease adjustment	(3,342,814)
Adjusted EBITDA*	$2,976,687

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.